CBNK Reports 3Q EPS of $0.89
3Q ROA of 1.77% and ROE of 15.57%
Continued Strong Growth in Loans and Book Value
Third Quarter 2025 Highlights
•GAAP Net Income of $15.1 million, or $0.89 per share, and return on average assets ("ROA") of 1.77%
◦Core net income(1) of $12.2 million, or $0.72 per share, and Core ROA(1) of 1.43%
•Book value per common share of $23.80 at September 30, 2025, increased $0.88 compared to 2Q 2025, and increased $3.67 when compared to 3Q 2024
◦Tangible book value per share(1) of $21.27, increased 3.1% (not annualized), or $0.63 as compared to 2Q 2025, and increased 5.7%, or $1.15 compared to 3Q 2024
•Return on average equity ("ROE") of 15.57%, and return on average tangible common equity ("ROTCE")(1) of 17.49%
◦Core ROE(1) of 12.56%, and Core ROTCE(1) of 14.15%
•Gross Loans(2) grew $82.2 million, or 11.9% (annualized), during 3Q 2025, and growth of $714.5 million year-over-year including $341.0 million from organic growth and $373.5 million from the IFH acquisition
•Total deposits decreased $28.7 million, or (3.9)% (annualized), from 2Q 2025. Year-over-year growth of $725.8 million includes $459.0 million from the acquisition of IFH, and $266.8 million from organic growth, or 33.2% from 3Q 2024
◦Customer Deposit3 growth of $3.9 million, or 0.6% (annualized) from 2Q 2025, and $641.3 million year-over-year, or 31.5% from 3Q 2024, including $347.8 million of organic growth, and $293.5 million from the acquisition of IFH
•Net Interest Income increased $4.4 million, or 9.2% (not annualized), from 2Q 2025, mainly due to the $4.6 million acceleration of accretion from refinancing callable brokered time deposits acquired in the IFH transaction, and increased $13.7 million, or 35.6%, year-over-year, primarily driven by strong organic growth and the acquisition of IFH
•Net Interest Margin ("NIM") of 6.36% increased 32 bps compared to 2Q 2025 and decreased 5 bps compared to 3Q 2024 due to the acquisition of commercial loans from IFH, diluting the impact from OpenSky™
◦Commercial Bank NIM(1) of 4.64% increased by 28 bps (but decreased 43 bps when excluding purchase accounting accretion ("PAA")), when compared to 2Q 2025, and increased 82 bps (or 12 bps excluding PAA), compared to 3Q 2024
▪3Q 2025 net PAA of $5.5 million, or 67 bps of NIM and 70 bps of Commercial Bank NIM(1), increased $4.7 million, or 59 bps, compared to 2Q 2025
•The allowance for credit losses to total loans ("ACL Coverage Ratio") equaled 1.88% at September 30, 2025, and represented a 15 bps increase from June 30, 2025 and a 37 bps increase from September 30, 2024, primarily due to the acquisition of IFH loans. The Commercial Bank ACL Coverage Ratio(1) equaled 1.70% at September 30, 2025, compared to 1.56% at June 30, 2025
•Fee Revenue (noninterest income) totaled $11.1 million, or 18.9% of total revenue for 3Q 2025, a decrease of $2.0 million, from 2Q 2025 primarily due to decreased government lending revenue (net gain on sale) and an increase of $4.4 million, from 3Q 2024
•Cash Dividend of $0.12 per share declared by the Board of Directors
(1) As used in this press release, Core net income, Core ROA, Core ROE, ROTCE, Core ROTCE, Commercial Bank NIM, Commercial Bank ACL Coverage Ratio, and Tangible Book Value are non–U.S. generally accepted accounting principles ("GAAP") financial measures. These non-GAAP financial metrics excludes the impact of income from the call of brokered time deposits, merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.
(2) Gross loans represent portfolio loans receivable, net of deferred fees and costs.
(3) Customer Deposits represents total deposits excluding brokered deposits.

Rockville, Maryland, October 27, 2025 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $15.1 million, or $0.89 per diluted share, for 3Q 2025, compared to net income of $13.1 million, or $0.78 per diluted share, for 2Q 2025, and $8.7 million, or $0.62 per diluted share, for 3Q 2024. Core net income(1) for 3Q 2025 of $12.2 million, or $0.72 per diluted share, compared to $14.2 million, or $0.85 per diluted share in 2Q 2025, and $9.2 million, or $0.66 per diluted share, for 3Q 2024.
The Company also declared a cash dividend on its common stock of $0.12 per share. The dividend is payable on November 26, 2025 to shareholders of record on November 10, 2025.
“We continue to execute on our strategic plan and see progress in driving long term growth and profitability” said Ed Barry, CEO of the Company and the Bank. “The diversity of our business continues to be a strength as outperformance in our government servicing business offset a decline in USDA gain-on-sales revenues."
“With and without the one-time items this quarter, we continue to grow our tangible book value and report solid returns on equity and tangible book value,” said Steven J Schwartz, Chairman of the Company. “We believe our continued investment in technology and infrastructure, while negatively impacting our current core earnings, will help us provide long-term superior returns to our shareholders. I am also pleased that the uptick in our credit metrics is almost entirely due to loans acquired in the IFH transaction, not to loans originated by Capital Bank. That gives me reason for confidence that our credit discipline, combined with our superior net interest margin, continues to constitute a core competency.”

Reconciliation of GAAP Net Income to Core (Non-GAAP) Net Income
The following table provides a reconciliation of the Company's net income under GAAP to Core net income (non-GAAP) results excluding brokered time deposit call, merger-related expenses and other one-time non-recurring transactions.

	Third Quarter 2025				Second Quarter 2025
(in thousands, except per share data)	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Diluted Earnings per Share	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
GAAP Net Income	$19,867	$4,802	$15,065	$0.89	$17,099	$3,963	$13,136	$0.78
Deduct: Income from the Call of Brokered Time Deposits	(4,618)	(1,129)	(3,489)
Add: Merger-Related Expenses	697	122	575		1,398	328	1,070
Core Net Income(1)	$15,946	$3,795	$12,151	$0.72	$18,497	$4,291	$14,206	$0.85

	Nine Months Ended September 30, 2025
(in thousands except per share data)	Income Before Income Taxes	Income Tax Expense (Benefit)	Net Income	Diluted Earnings per Share
GAAP Net Income	$55,263	$13,130	$42,133	$2.50
Deduct: Income from the Call of Brokered Time Deposits	(4,618)	(1,129)	(3,489)
Add: Merger-Related Expenses	3,361	752	2,609
Core Net Income(1)	$54,006	$12,753	$41,253	$2.45
Note: The income tax expense reflects the non-deductibility of certain merger-related expenses.

1 As used in this press release, Core net income is a non-GAAP financial measure. This non-GAAP financial metric excludes the impact of income from the call of brokered time deposits, merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Third Quarter 2025 Results
Earnings Summary
Net income of $15.1 million, or $0.89 per diluted share, compared to net income of $13.1 million, or $0.78 per diluted share, for 2Q 2025, and $8.7 million or $0.62 per diluted share, for 3Q 2024. 3Q 2025 core net income(1) of $12.2 million, or $0.72 per diluted share, compared to 2Q 2025 of $14.2 million, or $0.85 per diluted share.
During the quarter there were two non-recurring events that impacted net income:

•The Bank identified Fee Revenue that was also previously recognized as Interest Income in the first and second quarter. As a result, the Bank recorded a one-time reversal of $1.3 million of interest income (“Interest Income Adjustment”). There was no corresponding adjustment needed to Fee Revenue as the fee income was correctly recognized during those periods.

•Also, during the quarter, the Bank issued a call of brokered time deposits acquired from the IFH transaction, resulting in the accelerated accretion of $4.6 million (“Call of Brokered Time Deposits”).

•Net interest income of $52.0 million increased $4.4 million, or 9.2% (not annualized), compared to 2Q 2025, and increased $13.7 million, or 35.6%, year-over-year.
◦Interest income of $64.9 million increased $0.3 million, or 0.5% (not annualized), over 2Q 2025, and increased $12.3 million, or 23.3%, year-over-year. When excluding the $1.3 million Interest Income Adjustment, interest income increased $1.6 million from 2Q 2025, primarily driven by $1.3 million of growth from OpenSky™ and $0.3 million from the investment portfolio, while the increase year-over-year was primarily driven by organic growth and the acquisition of IFH.
▪Interest income included $0.2 million from net purchase accounting accretion in 3Q 2025, compared to $0.4 million in 2Q 2025. There was no impact related to purchase accounting during 3Q 2024.
◦Interest expense of $12.9 million decreased $4.1 million, or 24.0% (not annualized) compared to 2Q 2025, and decreased $1.4 million, or 9.7%, year-over-year. When excluding the $4.6 million one-time impact from the Call of Brokered Time Deposits, interest expense increased $0.5 million, or 3.2%, compared to 2Q 2025, primarily driven by a shift in portfolio mix.
▪Interest expense included a $5.3 million benefit from net purchase accounting accretion in 3Q 2025, which included $4.6 million from the Call of Brokered Time Deposits, compared to a $0.9 million benefit in 2Q 2025. There was no impact related to purchase accounting during 3Q 2024.
•The 3Q 2025 provision for credit losses was $4.7 million, an increase of $0.6 million from 2Q 2025. Excluding the impact of a loan sale during 2Q 2025 from the acquired IFH portfolio, the provision decreased $0.9 million quarter over quarter. Net charge-offs totaled $2.5 million, or 0.35% of portfolio loans (annualized), down from $5.1 million or 0.75% of portfolio loans (annualized), in 2Q 2025. Net charge-offs in the quarter include $0.3 million from the Commercial Bank and $2.1 million from OpenSky™ loans.
◦At September 30, 2025, the ACL Coverage Ratio was 1.88%, up $5.6 million or 15 bps from June 30, 2025. The increase in the ACL Coverage Ratio over prior quarter was primarily driven by a 12 bps impact resulting from the reassignment of an IFH acquired loan from non-purchase credit deteriorated ("non-PCD") loan to a purchase credit deteriorated ("PCD") loan during the quarter as a measurement period adjustment to the Day-1 purchase accounting, increasing the allowance for credit losses ("ACL") by $3.4 million.
1 As used in this press release, Core net income is a non-GAAP financial measure. This non-GAAP financial metric excludes the impact of income from the call of brokered time deposits, merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Earnings Summary (Continued)
•Fee Revenue of $11.1 million decreased $2.0 million, compared to 2Q 2025 and increased $4.4 million year-over-year primarily due to the contributions made by the businesses IFH brought to the merged entity. During 3Q 2025, core fee revenue(1) of $11.1 million decreased $2.0 million as a result of a $3.1 million decrease in government lending revenue (net gain on sale), $0.8 million lower SBIC investment income, and a $0.1 million decrease in other income, offset by a $1.0 million increase in loan servicing revenue, a $0.6 million increase in government loan servicing revenue (Windsor Advantage™), a $0.2 million increase in credit card fees from OpenSky™, and $0.2 million increase in mortgage banking revenue. Core fee revenue mix was 18.9% of total revenue for 3Q 2025, compared to 21.6% during 2Q 2025, and 14.7% during 3Q 2024.
•Noninterest expense of $38.4 million decreased $1.2 million compared to 2Q 2025 and increased $8.6 million compared to 3Q 2024. Core noninterest expense(1) of $37.7 million decreased $0.5 million compared to 2Q 2025 and increased $8.5 million compared to 3Q 2024. Core comparisons include:
◦The decrease of $0.5 million quarter-over-quarter was driven by decreases from personnel expenses and regulatory related expenses, offset by growth in advertising expense mainly from OpenSky™.
◦Year-over-year expense growth of $8.6 million was primarily due to the acquisition of IFH.
•Income tax expense of $4.8 million, or 24.2% of pre-tax income for 3Q 2025, increased $0.8 million from $4.0 million, or 23.2% of pre-tax income for 2Q 2025. The Core effective income tax rate(1) for 3Q 2025 and 2Q 2025 would have been 23.8% and 23.2%, respectively.
1 As used in this press release, Core fee revenue, Core noninterest expense, and Core effective income tax rate are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of income from the call of brokered time deposits, merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Balance Sheet
Total assets of $3.4 billion at September 30, 2025 increased $0.8 million from June 30, 2025. Total assets growth year-over-year of $828.7 million, or 32.4%, included $559.4 million acquired with the IFH acquisition, net of purchase accounting, and $269.3 million of organic growth.
•Gross Loans of $2.82 billion at September 30, 2025 increased $82.2 million, or 11.9% (annualized), from June 30, 2025 and increased $714.5 million year-over-year including $373.5 million from the acquisition of IFH and $341.0 million of organic growth.
◦Compared to June 30, 2025, growth was primarily driven by $29.3 million from residential real estate, $25.9 million from commercial and industrial ("C&I"), $20.9 million from commercial real estate ("CRE"), and $5.5 million from OpenSky™.
◦C&l loans, plus owner-occupied commercial real estate loans totaled 37.6% of total portfolio loans at September 30, 2025, consistent with the prior quarter, and 29.6% at September 30, 2024.
•Total deposits of $2.91 billion at September 30, 2025 decreased $28.7 million, or 3.9% (annualized), from June 30, 2025, and increased $725.8 million, or 33.2% (annualized) from September 30, 2024. When excluding a decrease in brokered time deposits of $32.6 million, customer deposits increased $3.9 million or 0.5% (annualized), including $28.9 million of growth in customer money market deposits, $20.6 million growth of noninterest-bearing deposits, offset by $43.7 million decrease from interest-bearing demand accounts and a $1.9 million decrease in customer time deposits. The increase of $725.8 million year-over-year was driven by $459.0 million from the acquisition of IFH, and $266.8 million from organic growth.
◦Insured and protected1 deposits were approximately $2.0 billion as of September 30, 2025 representing 67.0% of the Company's deposit portfolio.
◦Low-and-no interest-bearing DDA deposits of $1.1 billion, or 39.4% of deposits, increased $23.1 million, or 7.9% (annualized) from 2Q 2025, and increased $157.8 million, or 16.0% year-over-year, including $91.5 million from the acquisition of IFH, and $66.3 million of organic growth.
▪The average rate on the low-and-no interest-bearing deposits was 0.14% for 3Q 2025, which remained flat compared to 2Q 2025 and year-over-year.
•The average portfolio loans-to-deposit ratio was 95.6% for 3Q 2025, compared to 96.2% for 2Q 2025, and 98.2% for 3Q 2024.
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $232.6 million, or 6.9% of total assets, an effective duration of 2.6 years, with U.S. Treasury Securities representing 59% of the overall investment portfolio at September 30, 2025. The accumulated other comprehensive income (loss) on the investment securities portfolio improved $1.3 million during the quarter to negative $6.8 million after-tax as of September 30, 2025, which represents 1.7% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
•Liquidity – The Company maintains stable and reliable sources of available borrowings, generally consistent with prior quarter. Sources of available borrowings at September 30, 2025 totaled $858.4 million, compared to $834.8 from 2Q 2025. During 3Q 2025, available collateralized lines of credit totaled $767.8 million, unsecured lines of credit with other banks totaled $76.0 million and unpledged investment securities available as collateral for potential additional borrowings totaled $14.5 million.
•Capital Positions – As of September 30, 2025, the Company reported a Common Equity Tier-1 capital ratio of 13.51%, compared to 13.58% at June 30, 2025. At September 30, 2025, the
1 Protected deposits includes deposits that are indirectly protected under the product terms

Company and the Bank maintained regulatory capital ratios that exceed all capital adequacy requirements.
◦There were no shares repurchased and retired during the three months ended September 30, 2025, as part of the Company's stock repurchase program. There is $11.9 million remaining to be repurchased under the current $15.0 million authorization repurchase program, which will expire on February 28, 2026.

Financial Metrics
Net Interest Margin – NIM of 6.36% for 3Q 2025, increased 32 bps compared to the prior quarter, and decreased 5 bps year-over-year. Commercial Bank NIM(1), of 4.64% increased 28 bps compared to the prior quarter, and increased 82 bps year-over-year. Net purchase accounting accretion for 3Q 2025 was 67 bps for NIM and 70 bps for Commercial Bank NIM(1).
•3Q 2025 includes the previously mentioned $4.6 million (59 bps) Call of Brokered Time Deposits and $1.3 million (17 bps) Interest Income Adjustment. Excluding these items, 3Q 2025 NIM would have been 5.95% and Commercial Bank NIM would have been 4.21%.
•The average yield on interest earning assets of 7.93% decreased 26 bps compared to the prior quarter, mainly due to a 16 bps impact from the Interest Income Adjustment. Excluding this item, the average yield in the quarter would have been 7.77% a decrease of 10 bps compared to 2Q 2025 as a result of the overall rate environment. The average yield decreased 86 bps year-over-year primarily due to the acquisition of commercial loans diluting the positive impact from OpenSky™ as well as the Interest Income Adjustment.
◦The Commercial Bank Loan Yield(1) of 6.74% for 3Q 2025 decreased 40 bps compared to 2Q 2025, and decreased 41 bps year-over-year. Excluding the Interest Income Adjustment, average yield in the quarter would have been 6.94%, a decrease of 21 bps compared to 2Q 2025 and 22 bps year-over-year as a result of rate environment.
•The total cost of deposits of 1.73% for 3Q 2025 decreased 63 bps compared to the prior quarter and decreased 91 bps year-over-year, both mainly due to the Call of Brokered Time Deposits. Excluding this item, total costs of deposits for the quarter would have been 2.36%, consistent with 2Q 2025, and a decrease of 29 bps year-over-year due to shifts in product mix from the acquisition of IFH.
•The total cost of interest-bearing deposits decreased 88 bps quarter-over-quarter, due to the Call of Brokered Time Deposits. Total cost of interest-bearing deposits decreased 151 bps year-over-year, to 2.41% for 3Q 2025 primarily due to the Call of Brokered Time Deposits as well as shifts in product mix from the acquisition of IFH.
•Net purchase accounting accretion of $5.5 million, or 67 bps of NIM and 70 bps of Commercial Bank NIM, during 3Q 2025, which includes $4.6 million, or 59 bps, from the Call of Brokered Time Deposits, increased $4.4 million from 2Q 2025. There was no impact from purchase accounting during 3Q 2024.
Fee Revenue Mix – The fee revenue mix was 18.9% of total revenue for 3Q 2025, compared to 21.6% during 2Q 2025, and 14.7% during 3Q 2024. The core fee revenue mix(1) was consistent with fee revenue mix for these periods.
Credit Metrics and Asset Quality – The ACL Coverage Ratio equaled 1.88% at September 30, 2025, an increase of 15 bps from June 30, 2025, and an increase of 37 bps year-over-year driven by a 12 bps impact resulting from the inclusion of an IFH acquired loan discussed below.
Credit metrics in the quarter were impacted by two loan relationships, both of which were acquired as part of the IFH transaction:
•One relationship across three loans accounted for an $8.8 million increase to nonperforming assets. One loan of $5.0 million was previously identified as a PCD loan, which had a specific ACL reserve of $3.8 million established from Day-1 purchase accounting of the IFH acquisition. The other two are USDA loans with an unguaranteed balance of $3.8 million secured by underlying assets, which have no ACL reserve recorded.
1 As used in this press release, Commercial Bank NIM, Commercial Bank Loan Yield, Core fee revenue mix and Core efficiency ratio are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of income from the call of brokered time deposits, merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

•The other relationship accounted for a $7.1 million increase to nonperforming assets. As previously mentioned, the loan was reassigned to a PCD loan as a measurement period adjustment to the Day-1 purchase accounting from the IFH acquisition. The measurement period adjustment for this loan resulted in recording a specific ACL reserve of $3.4 million during the quarter, or a 12 bps impact to the ACL Coverage Ratio.
Nonperforming assets were $52.2 million or 1.54% of total assets at September 30, 2025, an increase of $16.1 million or 47 bps compared to June 30, 2025, due to the $15.9 million or 47 bps of loans described above. Nonperforming assets increased $36.8 million or 94 bps year-over-year, mainly due to the acquisition of IFH. At September 30, 2025, substandard loans totaled $56.8 million, or 2.0% of total portfolio loans, compared to $44.6 million, or 1.7% of total portfolio loans, at June 30, 2025 and $23.8 million, or 1.2% of total portfolio loans, at September 30, 2024. The $12.2 million increase in substandard loans during the quarter was primarily driven by the $15.9 million of loans described above. At September 30, 2025, special mention loans totaled $71.5 million, or 2.5% of total portfolio loans, compared to $54.2 million, or 2.0% of total portfolio loans, at June 30, 2025, and $20.3 million, or 1.0% of total portfolio loans, at September 30, 2024.
Efficiency Ratios – The efficiency ratio was 60.8% for 3Q 2025, compared to 65.1% for 2Q 2025 and 66.1% for 3Q 2024. The core efficiency ratio(1) was 64.4%, for 3Q 2025, which increased from 62.8% compared to the prior quarter, and 64.9% for 3Q 2024.

Financial Metrics (Continued)
Performance Ratios – ROA was 1.77% for 3Q 2025, compared to 1.60% for 2Q 2025, and 1.42% for 3Q 2024. Core ROA(1) for 3Q 2025 was 1.43%, compared to 1.73% for 2Q 2025, and 1.51% for 3Q 2024.
•ROE was 15.57% for 3Q 2025, compared to 14.17% for 2Q 2025, and 12.59% for 3Q 2024. Core ROE(1) was 12.56% for 3Q 2025, compared to 15.33% for 2Q 2025, and 13.40% for 3Q 2024.
•ROTCE(1) was 17.49% for 3Q 2025, compared to 16.10% for 2Q 2025, and 12.59% for 3Q 2024. Core ROTCE(1) for 3Q 2025 was 14.15%, compared to 17.39% for 2Q 2025, and 13.40% for 3Q 2024.
Book Value and Tangible Book Value – Book value per common share of $23.80 at September 30, 2025, increased $0.88 when compared to June 30, 2025, and increased $3.67 when compared to September 30, 2024. Tangible book value per common share(1) increased $0.63, or 3.1%, to $21.27 at September 30, 2025 when compared to June 30, 2025, and increased $1.15, or 5.7%, when compared to September 30, 2024. Tangible book value was impacted by the purchase accounting adjustments required as part of the IFH acquisition. Tangible book value per share(1) was equal to book value per share for periods prior to 4Q 2024.

1 As used in this press release, Core ROA, Core ROE, ROTCE, Core ROTCE, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude the impact of income from the call of brokered time deposits, merger-related expenses and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Commercial Bank
Loan Growth – Portfolio loans(1) increased $76.0 million at September 30, 2025 compared to June 30, 2025, driven by $29.3 million from residential real estate, $25.9 million from C&I, and $20.9 million from CRE owner and non-owner occupied. Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income – Interest income of $49.0 million decreased $0.9 million from the prior quarter, primarily due to the Interest Income Adjustment, offset by growth in the Commercial Bank loan portfolio during the quarter. Interest expense of $12.8 million decreased $4.1 million, primarily due to the Call of Brokered Time Deposits offset by growth from money market deposits in 3Q 2025.
Credit Metrics – Nonperforming assets, comprised solely of nonaccrual loans, increased 50 bps to 1.63% of total assets at September 30, 2025 compared to June 30, 2025. Total nonaccrual loans at September 30, 2025 increased to $52.2 million compared to $36.2 million at June 30, 2025 primarily due to the two loan relationships acquired as part of the IFH transaction discussed previously.
Classified and Criticized Loans – At September 30, 2025, special mention loans totaled $71.5 million, or 2.5% of total portfolio loans, compared to $54.2 million, or 2.0% of total portfolio loans, at June 30, 2025. At September 30, 2025, substandard loans totaled $56.8 million, or 2.0% of total portfolio loans, compared to $44.6 million, or 1.7% of total portfolio loans, at June 30, 2025.

OpenSky™
Accounts – During 3Q 2025, credit card accounts of 587.6 thousand increased by 2.3 thousand, or 0.4% (not annualized) from June 30, 2025, and increased 38.7 thousand, or 7.0% year-over-year.
Loan and Deposit Balances – Secured and unsecured loan balances, net of reserves, of $136.5 million at September 30, 2025 increased by $5.5 million, or 4.2% (not annualized), compared to June 30, 2025 and $9.4 million, or 7.4%, year-over-year. Deposit balances of $166.9 million for 3Q 2025 decreased $2.1 million compared to 2Q 2025 and decreased $3.9 million, or 2.3% year-over-year. Gross unsecured loan balances of $53.6 million at September 30, 2025 increased $7.3 million, or 15.7% (not annualized), compared to $46.4 million at June 30, 2025, and increased $13.9 million year-over-year. Gross secured loan balances of $84.7 million at September 30, 2025 decreased $1.7 million, or 1.9% (not annualized), compared to $86.4 million at June 30, 2025, and decreased $4.9 million, or 5.5% (not annualized) year-over-year.
Net Interest Income – Interest income of $15.6 million increased $1.1 million compared to 2Q 2025. Average OpenSky credit card loan balances, net of reserves and deferred fees of $129.1 million for 3Q 2025, increased $7.7 million, or 6.3% (not annualized), compared to 2Q 2025.
Fee Revenue - Total fee revenue of $4.5 million increased $0.2 million from the prior quarter primarily driven by other credit-card related fees associated with the unsecured product.
Noninterest Expense – Total noninterest expense of $14.0 million increased $0.9 million compared to 2Q 2025, driven by growth from the unsecured product associated with advertising spend, data processing and professional fees.
OpenSky™ Credit – Portfolio credit metrics continued to be consistent with modeled expectations during 3Q 2025. The provision for credit losses of $2.8 million decreased $0.1 million when compared to the prior quarter. OpenSky's unsecured loan product continues to be offered exclusively to current and former secured card customers to retain customers who have successfully improved their credit profiles. Unsecured loans have been offered by OpenSky since the fourth quarter of 2021 and have generally performed in accordance with management expectations over that time period.
(1) Portfolio loans represents portfolio loans receivable excluding deferred origination fees

Capital Bank Home Loans
Originations of loans held for sale totaled $80.7 million during 3Q 2025, with $66.4 million of mortgage loans sold resulting in a gain on sale of loans of $1.7 million, representing a 2.56% gain on sale as a percentage of total loans sold. Originations of loans held for sale totaled $80.3 million during 2Q 2025, with $59.7 million of mortgage loans sold resulting in a gain on sale of loans of $1.6 million, representing a 2.68% gain on sale as a percentage of total loans sold.

Windsor Advantage™
Gross government loan servicing revenue totaled $5.3 million, including $1.1 million of Capital Bank related servicing fees, during 3Q 2025. Gross government loan servicing revenue totaled $4.7 million, including $1.1 million of Capital Bank related servicing fees, during 2Q 2025. Windsor's™ total servicing portfolio was $3.2 billion at September 30, 2025, and $2.9 billion at June 30, 2025.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			3Q25 vs 2Q25		3Q25 vs 3Q24
(in thousands, except per share data)	September 30, 2025	June 30, 2025	September 30, 2024	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$64,891	$64,586	$52,610	$305	0.5%	$12,281	23.3%
Interest expense	12,871	16,940	14,256	(4,069)	(24.0)%	(1,385)	(9.7)%
Net interest income	52,020	47,646	38,354	4,374	9.2%	13,666	35.6%
Provision for credit losses	4,650	4,081	3,748	569	13.9%	902	24.1%
Provision for credit losses on unfunded commitments	217	—	17	217	—%	200	1,176.5%
Noninterest income	11,068	13,106	6,635	(2,038)	(15.6)%	4,433	66.8%
Noninterest expense	38,354	39,572	29,725	(1,218)	(3.1)%	8,629	29.0%
Income before income taxes	19,867	17,099	11,499	2,768	16.2%	8,368	72.8%
Income tax expense	4,802	3,963	2,827	839	21.2%	1,975	69.9%
Net income	$15,065	$13,136	$8,672	$1,929	14.7%	$6,393	73.7%

Pre-tax pre-provision net revenue ("PPNR") (1)	$24,734	$21,180	$15,264	$3,554	16.8%	$9,470	62.0%
Core PPNR(1)	$20,813	$22,578	$15,784	$(1,765)	(7.8)%	$5,029	31.9%

Common Share Data
Earnings per share - Basic	$0.91	$0.79	$0.62	$0.12	15.2%	$0.29	46.8%
Earnings per share - Diluted	$0.89	$0.78	$0.62	$0.11	14.1%	$0.27	43.5%
Core earnings per share - Diluted(1)	$0.72	$0.85	$0.66	$(0.13)	(15.3)%	$0.06	9.1%
Weighted average common shares - Basic	16,586	16,584	13,914
Weighted average common shares - Diluted	16,844	16,802	13,951

Return Ratios
Return on average assets (annualized)	1.77%	1.60%	1.42%
Core return on average assets (annualized)(1)	1.43%	1.73%	1.51%
Return on average equity (annualized)	15.57%	14.17%	12.59%
Core return on average equity (annualized)(1)	12.56%	15.33%	13.40%
Return on average tangible common equity (annualized)(1)	17.49%	16.10%	12.59%
Core return on average tangible common equity (annualized)(1)	14.15%	17.39%	13.40%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Nine Months Ended
	September 30,
(in thousands, except per share data)	2025	2024	$ Change	% Change
Earnings Summary
Interest income	$192,237	$151,594	$40,643	26.8%
Interest expense	46,524	41,175	5,349	13.0%
Net interest income	145,713	110,419	35,294	32.0%
Provision for credit losses	10,977	9,892	1,085	11.0%
Provision for credit losses on unfunded commitments	217	263	(46)	(17.5)%
Noninterest income	36,723	19,497	17,226	88.4%
Noninterest expense	115,979	88,705	27,274	30.7%
Income before income taxes	55,263	31,056	24,207	77.9%
Income tax expense	13,130	7,617	5,513	72.4%
Net income	$42,133	$23,439	$18,694	79.8%

Pre-tax pre-provision net revenue ("PPNR") (1)	$66,457	$41,211	$25,246	61.3%
Core PPNR(1)	$65,200	$42,526	$22,674	53.3%

Common Share Data
Earnings per share - Basic	$2.54	$1.69	$0.85	50.3%
Earnings per share - Diluted	$2.50	$1.69	$0.81	47.9%
Core earnings per share - Diluted(1)	$2.45	$1.77
Weighted average common shares - Basic	16,611	13,909
Weighted average common shares - Diluted	16,850	13,909

Return Ratios
Return on average assets (annualized)	1.71%	1.32%
Core return on average assets (annualized)(1)	1.67%	1.39%
Return on average equity (annualized)	15.10%	11.79%
Core return on average equity (annualized)(1)	14.79%	12.37%
Return on average tangible common equity (annualized)(1)	17.06%	11.79%
Core return on average tangible common equity (annualized)(1)	16.70%	12.37%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	September 30,			June 30,	March 31,	December 31,
(in thousands, except per share data)	2025	2024	% Change	2025	2025	2024
Balance Sheet Highlights
Assets	$3,389,442	$2,560,788	32.4%	$3,388,662	$3,349,805	$3,206,911
Investment securities available-for-sale	232,640	208,700	11.5%	228,923	213,452	223,630
Mortgage loans held for sale	19,679	19,554	0.6%	20,925	34,656	21,270
Portfolio loans receivable (2)	2,821,983	2,107,522	33.9%	2,739,808	2,678,406	2,630,163
Allowance for credit losses	53,045	31,925	66.2%	47,447	48,454	48,652
Goodwill	26,806	—	100.0%	22,478	24,085	21,126
Intangible assets	13,457	—	100.0%	13,668	13,861	14,072
Core deposit intangibles	1,576	—	100.0%	1,627	1,695	1,745
Deposits	2,912,053	2,186,224	33.2%	2,940,738	2,891,333	2,761,939
FHLB borrowings	22,000	52,000	(57.7)%	22,000	22,000	22,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	394,770	280,111	40.9%	380,035	369,577	355,139
Tangible common equity (1)	352,931	280,111	26.0%	342,262	329,936	318,196

Common shares outstanding	16,589	13,918	19.2%	16,582	16,657	16,663
Book value per share	$23.80	$20.13	18.2%	$22.92	$22.19	$21.31
Tangible book value per share (1)	$21.27	$20.13	5.7%	$20.64	$19.81	$19.10
Dividends per share	$0.12	$0.10	20.0%	$0.10	$0.10	$0.10
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Nine Months Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Interest income
Loans, including fees	$60,838	$60,810	$58,691	$58,602	$50,047	$180,339	$144,313
Investment securities available-for-sale	1,805	1,582	1,861	1,539	1,343	5,248	3,902
Federal funds sold and other	2,248	2,194	2,208	1,566	1,220	6,650	3,379
Total interest income	64,891	64,586	62,760	61,707	52,610	192,237	151,594

Interest expense
Deposits	12,732	16,722	16,512	16,385	13,902	45,966	39,785
Borrowed funds	139	218	201	995	354	558	1,390
Total interest expense	12,871	16,940	16,713	17,380	14,256	46,524	41,175

Net interest income	52,020	47,646	46,047	44,327	38,354	145,713	110,419
Provision for credit losses	4,650	4,081	2,246	7,828	3,748	10,977	9,892
Provision for credit losses on unfunded commitments	217	—	—	122	17	217	263
Net interest income after provision for credit losses	47,153	43,565	43,801	36,377	34,589	134,519	100,264
Noninterest income
Service charges on deposits	425	262	258	241	235	945	642
Credit card fees	4,509	4,298	3,722	3,733	4,055	12,529	12,266
Mortgage banking revenue	1,927	1,754	1,831	1,821	1,882	5,512	5,325
Government lending revenue	14	3,112	1,096	2,301	—	4,222	—
Government loan servicing revenue	4,265	3,644	3,568	3,993	—	11,477	—
Loan servicing rights (government guaranteed)	368	(590)	472	1,013	—	250	—
Non-recurring equity and debt investment write-down	—	—	—	(2,620)	—	—	—
Other income	(440)	626	1,602	1,431	463	1,788	1,264
Total noninterest income	11,068	13,106	12,549	11,913	6,635	36,723	19,497
Noninterest expenses
Salaries and employee benefits	17,728	18,460	18,067	16,513	13,345	54,255	39,524
Occupancy and equipment	2,849	2,995	2,910	2,976	1,791	8,754	5,268
Professional fees	2,131	2,422	2,112	2,150	1,980	6,665	5,696
Data processing	7,654	7,520	7,112	7,210	6,930	22,286	20,479
Advertising	1,714	1,371	1,779	1,032	1,223	4,864	5,327
Loan processing	1,114	979	743	969	615	2,836	1,462
Foreclosed real estate expenses, net	—	—	1	—	1	1	2
Merger-related expenses	697	1,398	1,266	2,615	520	3,361	1,315
Operational losses	923	933	903	993	1,008	2,759	2,721
Regulatory assessment expenses	740	884	889	554	483	2,513	1,384
Other operating	2,804	2,610	2,271	2,502	1,829	7,685	5,527
Total noninterest expenses	38,354	39,572	38,053	37,514	29,725	115,979	88,705
Income before income taxes	19,867	17,099	18,297	10,776	11,499	55,263	31,056
Income tax expense	4,802	3,963	4,365	3,243	2,827	13,130	7,617
Net income	$15,065	$13,136	$13,932	$7,533	$8,672	$42,133	$23,439

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
(in thousands, except share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets
Cash and due from banks	$25,724	$26,843	$27,836	$25,433	$23,462
Interest-bearing deposits at other financial institutions	163,078	247,704	266,092	179,841	133,180
Federal funds sold	59	59	59	58	58
Total cash and cash equivalents	188,861	274,606	293,987	205,332	156,700
Investment securities available-for-sale	232,640	228,923	213,452	223,630	208,700
Restricted investments	7,057	7,043	7,031	4,479	5,895
Loans held for sale	19,679	20,925	34,656	21,270	19,554
Portfolio loans receivable, net of deferred fees and costs	2,821,983	2,739,808	2,678,406	2,630,163	2,107,522
Less allowance for credit losses	(53,045)	(47,447)	(48,454)	(48,652)	(31,925)
Total portfolio loans held for investment, net	2,768,938	2,692,361	2,629,952	2,581,511	2,075,597
Premises and equipment, net	15,304	14,863	15,085	15,525	5,959
Accrued interest receivable	19,011	15,149	19,458	16,664	12,468
Goodwill	26,806	22,478	24,085	21,126	—
Intangible assets	13,457	13,668	13,861	14,072	—
Core deposit intangibles	1,576	1,627	1,695	1,745	—
Loan servicing assets	2,070	2,221	2,244	5,511	—
Deferred tax asset	14,048	15,667	15,902	16,670	10,748
Bank owned life insurance	45,105	44,721	44,335	43,956	38,779
Other assets	34,890	34,410	34,062	35,420	26,388
Total assets	$3,389,442	$3,388,662	$3,349,805	$3,206,911	$2,560,788

Liabilities
Deposits
Noninterest-bearing	$857,543	$836,979	$812,224	$810,928	$718,120
Interest-bearing	2,054,510	2,103,759	2,079,109	1,951,011	1,468,104
Total deposits	2,912,053	2,940,738	2,891,333	2,761,939	2,186,224
Federal Home Loan Bank advances	22,000	22,000	22,000	22,000	52,000
Other borrowed funds	12,062	12,062	12,062	12,062	12,062
Accrued interest payable	8,045	8,158	9,995	9,393	8,503
Other liabilities	40,512	25,669	44,838	46,378	21,888
Total liabilities	2,994,672	3,008,627	2,980,228	2,851,772	2,280,677

Stockholders' equity
Common stock	166	166	167	167	139
Additional paid-in capital	127,359	126,888	128,692	128,598	55,585
Retained earnings	274,041	261,093	249,925	237,843	232,995
Accumulated other comprehensive loss	(6,796)	(8,112)	(9,207)	(11,469)	(8,608)
Total stockholders' equity	394,770	380,035	369,577	355,139	280,111
Total liabilities and stockholders' equity	$3,389,442	$3,388,662	$3,349,805	$3,206,911	$2,560,788

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended September 30, 2025			Three Months Ended June 30, 2025			Three Months Ended September 30, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$194,858	$2,139	4.36%	$182,192	$2,065	4.55%	$91,089	$1,137	4.97%
Federal funds sold	59	1	5.79	59	—	—	57	1	6.98
Investment securities available-for-sale	241,086	1,805	2.97	230,317	1,582	2.76	221,303	1,343	2.41
Restricted investments	7,052	108	6.06	7,038	129	7.35	4,911	82	6.64
Loans held for sale	13,783	228	6.57	9,950	163	6.57	9,967	161	6.43
Portfolio loans receivable(2)(3)	2,789,815	60,610	8.62	2,733,865	60,647	8.90	2,053,619	49,886	9.66
Total interest earning assets	3,246,653	64,891	7.93	3,163,421	64,586	8.19	2,380,946	52,610	8.79
Noninterest earning assets	131,643			129,112			56,924
Total assets	$3,378,296			$3,292,533			$2,437,870

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$282,873	388	0.54	$281,878	391	0.56	$228,365	321	0.56
Savings	12,887	15	0.47	13,043	16	0.49	4,135	5	0.48
Money market accounts	985,106	8,650	3.48	924,784	8,022	3.48	698,239	7,442	4.24
Time deposits	815,302	3,679	1.79	816,809	8,293	4.07	479,824	6,134	5.09
Borrowed funds	34,062	139	1.62	34,062	218	2.57	43,655	354	3.23
Total interest-bearing liabilities	2,130,230	12,871	2.40	2,070,576	16,940	3.28	1,454,218	14,256	3.90
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	43,245			45,523			28,834
Noninterest-bearing deposits	820,899			804,639			680,731
Stockholders’ equity	383,922			371,795			274,087
Total liabilities and stockholders’ equity	$3,378,296			$3,292,533			$2,437,870

Net interest spread			5.53%			4.91%			4.89%
Net interest income		$52,020			$47,646			$38,354
Net interest margin(4)			6.36%			6.04%			6.41%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, collectively, Commercial Bank Loan Yield was 6.74%, 7.14% and 7.15%, respectively.
(4)For the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, collectively, Commercial Bank Net Interest Margin was 4.64%, 4.38% and 4.01%, respectively.

	Nine Months Ended September 30,
	2025			2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$193,337	$6,342	4.39%	$84,254	$3,123	4.95%
Federal funds sold	59	2	4.24	57	3	7.03
Investment securities available-for-sale	235,690	5,248	2.98	226,151	3,902	2.30
Restricted investments	6,622	306	6.17	4,982	253	6.78
Loans held for sale	11,046	629	7.62	7,591	376	6.62
Portfolio loans receivable(2)(3)	2,719,834	179,710	8.83	1,991,435	143,937	9.65
Total interest earning assets	3,166,588	192,237	8.12	2,314,470	151,594	8.75
Noninterest earning assets	131,582			49,458
Total assets	$3,298,170			$2,363,928

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$269,184	$1,147	0.57%	$209,346	$579	0.37%
Savings	13,044	49	0.51	4,460	7	0.21
Money market accounts	927,044	24,071	3.47	684,017	21,610	4.22
Time deposits	830,451	20,699	3.33	465,256	17,589	5.05
Borrowed funds	34,062	558	2.19	52,461	1,390	3.54
Total interest-bearing liabilities	2,073,785	46,524	3.00	1,415,540	41,175	3.89
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	48,374			25,844
Noninterest-bearing deposits	802,991			657,044
Stockholders’ equity	373,020			265,500
Total liabilities and stockholders’ equity	$3,298,170			$2,363,928

Net interest spread			5.12%			4.86%
Net interest income		$145,713			$110,419
Net interest margin(4)			6.15%			6.37%
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the nine months ended September 30, 2025 and 2024, collectively. Commercial Bank Loan Yield was 7.01% and 7.05%, respectively.
(4)For the nine months ended September 30, 2025 and 2024, collectively. Commercial Bank Net Interest Margin was 4.45% and 4.13%, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, OpenSky™ (the Company’s credit card division), Windsor Advantage™ and Capital Bank Home Loans (the Company’s mortgage loan division).

Prior to March 31, 2025, the Company disclosed Corporate as a reportable segment. The Company has determined that what was previously deemed the Corporate reportable segment consists of other business activities that are associated with the Commercial Bank and are reflected in the tabular disclosures that follow. It should be noted that such restructuring of the tabular disclosure did not result in any changes to the Company's revenue and expense allocation methodology. The Company restructured prior period tabular disclosures to achieve appropriate comparability.

The following schedules reported internally for performance assessment by the chief operating decision maker presents financial information for each reportable segment for the periods indicated. Total assets are presented as of September 30, 2025, June 30, 2025, and September 30, 2024.

Segments
For the three months ended September 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income(2)	$49,035	$15,628	$—	$228	$64,891
Interest expense	12,768	—	—	103	12,871
Net interest income	36,267	15,628	—	125	52,020
Provision for credit losses	1,852	2,798	—	—	4,650
Provision for credit losses on unfunded commitments	217	—	—	—	217
Net interest income after provision	34,198	12,830	—	125	47,153
Noninterest income
Service charges on deposits	425	—	—	—	425
Credit card fees	—	4,509	—	—	4,509
Mortgage banking revenue	315	—	—	1,612	1,927
Government lending revenue	14	—	—	—	14
Government loan servicing revenue(1)	(1,074)	—	5,339	—	4,265
Loan servicing rights (government guaranteed)(2)	368	—	—	—	368
Other (loss) income	(557)	(33)	—	150	(440)
Total noninterest income	(509)	4,476	5,339	1,762	11,068
Noninterest expenses
Salaries and employee benefits	10,559	3,271	2,455	1,443	17,728
Occupancy and equipment	1,635	632	416	166	2,849
Professional fees	1,079	571	198	283	2,131
Data processing	350	7,154	97	53	7,654
Advertising	694	833	76	111	1,714
Loan processing	740	15	67	292	1,114
Foreclosed real estate expenses, net	—	—	—	—	—
Merger-related expenses	697	—	—	—	697
Operational losses	—	923	—	—	923
Regulatory assessment expenses	788	(30)	(11)	(7)	740
Other operating	1,493	587	614	110	2,804
Total noninterest expenses	18,035	13,956	3,912	2,451	38,354
Net income (loss) before taxes	$15,654	$3,350	$1,427	$(564)	$19,867

Total assets	$3,213,222	$134,422	$21,743	$20,055	$3,389,442
________________________
(1)     Gross government loan servicing revenue totaled $5.3 million, including $1.1 million of servicing fees earned from the Commercial Bank by Windsor, for the three months ended September 30, 2025.
(2)     Interest income of $49.0 million for the Commercial Bank includes the $1.3 million Interest Income Adjustment.

Segments
For the three months ended June 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$49,929	$14,494	$—	$163	$64,586
Interest expense	16,856	—	—	84	16,940
Net interest income	33,073	14,494	—	79	47,646
Provision for credit losses	1,159	2,922	—	—	4,081
Provision for credit losses on unfunded commitments	—	—	—	—	—
Net interest income after provision	31,914	11,572	—	79	43,565
Noninterest income
Service charges on deposits	262	—	—	—	262
Credit card fees	—	4,298	—	—	4,298
Mortgage banking revenue	465	—	—	1,289	1,754
Government lending revenue	3,112	—	—	—	3,112
Government loan servicing revenue(1)	(1,052)	—	4,696	—	3,644
Loan servicing rights (government guaranteed)(2)	(590)	—	—	—	(590)
Other income	349	25	—	252	626
Total noninterest income	2,546	4,323	4,696	1,541	13,106
Noninterest expenses
Salaries and employee benefits	11,090	3,403	2,509	1,458	18,460
Occupancy and equipment	1,903	573	368	151	2,995
Professional fees	1,572	552	71	227	2,422
Data processing	454	6,897	133	36	7,520
Advertising	795	470	35	71	1,371
Loan processing	650	24	54	251	979
Foreclosed real estate expenses, net	—	—	—	—	—
Merger-related expenses	1,398	—	—	—	1,398
Operational losses	100	833	—	—	933
Regulatory assessment expenses	860	15	6	3	884
Other operating	1,817	338	354	101	2,610
Total noninterest expenses	20,639	13,105	3,530	2,298	39,572
Net income (loss) before taxes	$13,821	$2,790	$1,166	$(678)	$17,099

Total assets	$3,211,421	$129,397	$25,936	$21,908	$3,388,662
________________________
(1)     Gross government loan servicing revenue totaled $4.7 million, including $1.1 million of servicing fees earned from the Commercial Bank by Windsor, for the three months ended June 30, 2025
(2)     Loan servicing rights of negative $0.6 million for the Commercial Bank includes a $1.1 million negative fair value adjustment associated with loan servicing portfolio

Segments
For the three months ended September 30, 2024
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$36,824	$15,625	$—	$161	$52,610
Interest expense	14,148	—	—	108	14,256
Net interest income	22,676	15,625	—	53	38,354
Provision for credit losses	1,454	2,294	—	—	3,748
Provision for credit losses on unfunded commitments	17	—	—	—	17
Net interest income after provision	21,205	13,331	—	53	34,589
Noninterest income
Service charges on deposits	235	—	—	—	235
Credit card fees	—	4,055	—	—	4,055
Mortgage banking revenue	166	—	—	1,716	1,882
Other income	327	41	—	95	463
Total noninterest income	728	4,096	—	1,811	6,635
Noninterest expense
Salaries and employee benefits	8,542	3,273	—	1,530	13,345
Occupancy and equipment	1,165	485	—	141	1,791
Professional fees	1,005	722	—	253	1,980
Data processing	396	6,492	—	42	6,930
Advertising	429	697	—	97	1,223
Loan processing	371	16	—	228	615
Foreclosed real estate expenses, net	1	—	—	—	1
Merger-related expenses	520	—	—	—	520
Operational losses	8	1,000	—	—	1,008
Regulatory assessment expenses	483	—	—	—	483
Other operating	1,134	591	—	104	1,829
Total noninterest expenses	14,054	13,276	—	2,395	29,725
Net income (loss) before taxes	$7,879	$4,151	$—	$(531)	$11,499

Total assets	$2,419,370	$121,587	$—	$19,831	$2,560,788

Segments
For the nine months ended September 30, 2025
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income(2)	$147,128	$44,566	$—	$543	$192,237
Interest expense	46,273	—	—	251	46,524
Net interest income	100,855	44,566	—	292	145,713
Provision for credit losses	3,457	7,520	—	—	10,977
Provision for credit losses on unfunded commitments	217	—	—	—	217
Net interest income after provision	97,181	37,046	—	292	134,519
Noninterest income
Service charges on deposits	945	—	—	—	945
Credit card fees	—	12,529	—	—	12,529
Mortgage banking revenue	1,043	—	—	4,469	5,512
Government lending revenue	4,222	—	—	—	4,222
Government loan servicing revenue(1)	(3,164)	—	14,641	—	11,477
Loan servicing rights (government guaranteed)	250	—	—	—	250
Other income	1,215	3	—	570	1,788
Total noninterest income	4,511	12,532	14,641	5,039	36,723
Noninterest expenses
Salaries and employee benefits	32,275	10,019	7,370	4,591	54,255
Occupancy and equipment	5,115	1,693	1,495	451	8,754
Professional fees	3,802	1,714	389	760	6,665
Data processing	1,244	20,633	283	126	22,286
Advertising	2,207	2,177	215	265	4,864
Loan processing	1,867	58	128	783	2,836
Foreclosed real estate expenses, net	1	—	—	—	1
Merger-related expenses	3,361	—	—	—	3,361
Operational losses	131	2,628	—	—	2,759
Regulatory assessment expenses	2,513	—	—	—	2,513
Other operating	4,718	1,441	1,222	304	7,685
Total noninterest expenses	57,234	40,363	11,102	7,280	115,979
Net income (loss) before taxes	$44,458	$9,215	$3,539	$(1,949)	$55,263

Total assets	$3,213,222	$134,422	$21,743	$20,055	$3,389,442
________________________
(1)     Gross government loan servicing revenue totaled $14.6 million, including $3.2 million of servicing fees earned from the Commercial Bank by Windsor, for the nine months ended September 30, 2025.
(2)    Interest income of $147.1 million for the Commercial Bank includes the $1.3 million Interest Income Adjustment.

2

Segments
For the nine months ended September 30, 2024
(in thousands)	Commercial Bank	OpenSky™	Windsor Advantage™	CBHL	Consolidated
Interest income	$104,887	$46,331	$—	$376	$151,594
Interest expense	40,943	—	—	232	41,175
Net interest income	63,944	46,331	—	144	110,419
Provision for credit losses	3,740	6,152	—	—	9,892
Provision for credit losses on unfunded commitments	263	—	—	—	263
Net interest income after provision	59,941	40,179	—	144	100,264
Noninterest income
Service charges on deposits	642	—	—	—	642
Credit card fees	—	12,266	—	—	12,266
Mortgage banking revenue	788	—	—	4,537	5,325
Other income	680	113	—	471	1,264
Total noninterest income	2,110	12,379	—	5,008	19,497
Noninterest expenses
Salaries and employee benefits	25,846	9,171	—	4,507	39,524
Occupancy and equipment	3,430	1,418	—	420	5,268
Professional fees	2,661	2,338	—	697	5,696
Data processing	857	19,496	—	126	20,479
Advertising	1,215	3,865	—	247	5,327
Loan processing	763	45	—	654	1,462
Foreclosed real estate expenses, net	2	—	—	—	2
Merger-related expenses	1,315	—	—	—	1,315
Operational losses	13	2,708	—	—	2,721
Regulatory assessment expenses	1,384	—	—	—	1,384
Other operating	3,569	1,609	—	349	5,527
Total noninterest expenses	41,055	40,650	—	7,000	88,705
Net income (loss) before taxes	$20,996	$11,908	$—	$(1,848)	$31,056

Total assets	$2,419,370	$121,587	$—	$19,831	$2,560,788

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Earnings:
Net income	$15,065	$13,136	$13,932	$7,533	$8,672
Earnings per common share, diluted	0.89	0.78	0.82	0.45	0.62
Net interest margin	6.36%	6.04%	6.05%	5.87%	6.41%
Commercial Bank net interest margin(2)	4.64%	4.38%	4.32%	3.99%	4.01%
Return on average assets(1)	1.77%	1.60%	1.75%	0.96%	1.42%
Return on average equity(1)	15.57%	14.17%	15.56%	8.50%	12.59%
Efficiency ratio	60.79%	65.14%	64.94%	66.70%	66.07%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$2,821,983	$2,739,808	$2,678,406	$2,630,163	$2,107,522
Total deposits	2,912,053	2,940,738	2,891,333	2,761,939	2,186,224
Total assets	3,389,442	3,388,662	3,349,805	3,206,911	2,560,788
Total stockholders' equity	394,770	380,035	369,577	355,139	280,111
Total average portfolio loans receivable, net deferred fees	2,789,815	2,733,865	2,634,110	2,592,960	2,053,619
Total average deposits	2,917,067	2,841,153	2,768,284	2,611,994	2,091,294
Portfolio loans-to-deposit ratio (period-end balances)	96.91%	93.17%	92.64%	95.23%	96.40%
Portfolio loans-to-deposit ratio (average balances)	95.64%	96.22%	95.15%	99.27%	98.20%

Asset Quality Ratios:
Nonperforming assets to total assets	1.54%	1.07%	1.28%	0.94%	0.60%
Nonperforming loans to total loans	1.85%	1.32%	1.60%	1.15%	0.73%
Net charge-offs to average portfolio loans (1)	0.35%	0.75%	0.38%	0.37%	0.51%
Allowance for credit losses to total loans	1.88%	1.73%	1.81%	1.85%	1.51%
Allowance for credit losses to non-performing loans	101.53%	131.19%	112.86%	160.88%	206.50%

Bank Capital Ratios:
Total risk based capital ratio	12.92%	13.13%	12.93%	12.79%	13.76%
Tier-1 risk based capital ratio	11.66%	11.87%	11.67%	11.54%	12.50%
Leverage ratio	9.31%	9.39%	9.27%	9.17%	9.84%
Common Equity Tier-1 capital ratio	11.66%	11.87%	11.67%	11.54%	12.50%
Tangible common equity	9.04%	8.84%	8.66%	9.31%	9.12%
Holding Company Capital Ratios:
Total risk based capital ratio	15.22%	15.30%	14.97%	15.48%	16.65%
Tier-1 risk based capital ratio	13.59%	13.66%	13.32%	13.83%	14.88%
Leverage ratio	10.96%	10.90%	10.68%	11.07%	11.85%
Common Equity Tier-1 capital ratio	13.51%	13.58%	13.24%	13.74%	14.78%
Tangible common equity	10.57%	10.22%	9.94%	11.07%	10.94%
_______________
(1)Annualized.
(2)Refer to Appendix for reconciliation of non-GAAP measures.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (Continued)
	Quarter Ended
(in thousands, except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Composition of Loans:
Commercial real estate, non owner-occupied	$509,878	$495,341	$484,399	$471,329	$403,487
Commercial real estate, owner-occupied	442,827	436,421	420,643	440,026	351,462
Residential real estate	740,060	710,730	693,597	688,552	623,684
Construction real estate	344,290	343,189	343,280	321,252	301,909
Commercial and industrial	619,148	593,279	594,331	554,550	271,811
Lender finance	31,883	32,494	23,165	28,574	29,546
Business equity lines of credit	2,931	2,853	3,468	3,090	2,663
Credit card, net of reserve(3)	136,483	131,029	118,709	127,766	127,098
Other consumer loans	2,010	2,727	2,200	2,089	2,045
Portfolio loans receivable	$2,829,510	$2,748,063	$2,683,792	$2,637,228	$2,113,705
Deferred origination fees, net	(7,527)	(8,255)	(5,386)	(7,065)	(6,183)
Portfolio loans receivable, net	$2,821,983	$2,739,808	$2,678,406	$2,630,163	$2,107,522

Composition of Deposits:
Noninterest-bearing	$857,542	$836,979	$812,224	$810,928	$718,120
Interest-bearing demand	275,767	319,431	296,455	238,881	266,493
Savings	12,835	12,879	12,819	13,488	3,763
Money markets	989,160	960,237	912,418	816,708	686,526
Customer time deposits	539,207	541,079	549,630	548,901	358,300
Brokered time deposits	237,542	270,133	307,787	333,033	153,022
Total deposits	$2,912,053	$2,940,738	$2,891,333	$2,761,939	$2,186,224

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$80,651	$80,334	$65,815	$89,998	$74,690
Mortgage loans sold	66,409	59,663	54,144	77,399	67,296
Gain on sale of loans	1,698	1,597	1,664	1,897	1,644
Purchase volume as a % of originations	92.32%	91.61%	90.73%	90.42%	90.98%
Gain on sale as a % of loans sold(4)	2.56%	2.68%	3.07%	2.45%	2.44%
Mortgage commissions	$656	$501	$545	$620	$598

OpenSky™ Portfolio Metrics:
Open customer accounts	587,641	585,372	563,718	552,566	548,952
Secured credit card loans, gross	$84,737	$86,400	$81,252	$87,226	$89,641
Unsecured credit card loans, gross	53,633	46,352	38,987	42,430	39,730
Noninterest secured credit card deposits	166,874	168,936	168,796	166,355	170,750
_______________
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Quarter Ended
(in thousands, except per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net Income	$15,065	$13,136	$13,932	$7,533	$8,672
Add: Income from the Call of Brokered Time Deposits, Net of Tax	(3,489)	—	—	—	—
Add: Merger-Related Expenses, Net of Tax	575	1,070	964	2,151	557
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	—	2,620	—
Add: IFH ACL Provision, Net of Tax	—	—	—	3,169	—
Core Net Income	$12,151	$14,206	$14,896	$15,473	$9,229

Weighted Average Common Shares - Diluted	16,844	16,802	16,925	16,729	13,951
Earnings per Share - Diluted	$0.89	$0.78	$0.82	$0.45	$0.62
Core Earnings per Share - Diluted	$0.72	$0.85	$0.88	$0.92	$0.66

Average Assets	$3,378,296	$3,292,533	$3,221,964	$3,120,107	$2,437,870
Return on Average Assets(1)	1.77%	1.60%	1.75%	0.96%	1.42%
Core Return on Average Assets(1)	1.43%	1.73%	1.87%	1.97%	1.51%

Average Equity	$383,922	$371,795	$363,115	$352,537	$274,087
Return on Average Equity(1)	15.57%	14.17%	15.56%	8.50%	12.59%
Core Return on Average Equity(1)	12.56%	15.33%	16.64%	17.46%	13.40%

Net Interest Income	$52,020	$47,646	$46,047	$44,327	$38,354
Less: Brokered Time Deposit Call	4,618	—	—	—	—
Core Net Interest Income (a)	$47,402	$47,646	$46,047	$44,327	$38,354
Noninterest Income	11,068	13,106	12,549	11,913	6,635
Total Revenue	$58,470	$60,752	$58,596	$56,240	$44,989
Noninterest Expense	$38,354	$39,572	$38,053	$37,514	$29,725
Efficiency Ratio(2)	65.6%	65.1%	64.9%	66.7%	66.1%

Noninterest Income	$11,068	$13,106	$12,549	$11,913	$6,635
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	—	2,620	—
Core Fee Revenue (b)	$11,068	$13,106	$12,549	$14,533	$6,635
Core Revenue (a) + (b)	$58,470	$60,752	$58,596	$58,860	$44,989

Noninterest Expense	$38,354	$39,572	$38,053	$37,514	$29,725
Less: Merger-Related Expenses	697	1,398	1,266	2,615	520
Core Noninterest Expense	$37,657	$38,174	$36,787	$34,899	$29,205
Core Efficiency Ratio(2)	64.4%	62.8%	62.8%	59.3%	64.9%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Nine Months Ended
(in thousands, except per share data)	September 30, 2025	September 30, 2024

Net Income	$42,133	$23,439
Add: Income from the Call of Brokered Time Deposits, Net of Tax	(3,489)	—
Add: Merger-Related Expenses, Net of Tax	2,609	1,157
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—
Add: IFH ACL Provision, Net of Tax	—	—
Core Net Income	$41,253	$24,596

Weighted Average Common Shares - Diluted	16,850	13,909
Earnings per Share - Diluted	$2.50	$1.69
Core Earnings per Share - Diluted	$2.45	$1.77

Average Assets	$3,298,170	$2,363,928
Return on Average Assets(1)	1.71%	1.32%
Core Return on Average Assets	1.67%	1.39%

Average Equity	$373,020	$265,500
Return on Average Equity(1)	15.10%	11.79%
Core Return on Average Equity	14.79%	12.37%

Net Interest Income	$145,713	$110,419
Less: Income from the Call of Brokered Time Deposits	4,618	—
Core Net Interest Income (a)	$141,095	$110,419
Noninterest Income	36,723	19,497
Total Revenue	$177,818	$129,916
Noninterest Expense	$115,979	$88,705
Efficiency Ratio(2)	65.2%	68.3%

Noninterest Income	$36,723	$19,497
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—
Core Fee Revenue (b)	$36,723	$19,497
Core Revenue (a) + (b)	$177,818	$129,916

Noninterest Expense	$115,979	$88,705
Less: Merger-Related Expenses	3,361	1,315
Core Noninterest Expense	$112,618	$87,390
Core Efficiency Ratio(2)	63.3%	67.3%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Commercial Bank Net Interest Margin	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Commercial Bank Net Interest Income	$36,267	$33,073	$31,515	$28,812	$22,676
Average Interest Earning Assets	3,246,653	3,163,421	3,087,943	3,003,081	2,380,946
Less: Average Non-Commercial Bank Interest Earning Assets	144,558	132,196	128,278	133,401	129,906
Average Commercial Bank Interest Earning Assets	$3,102,095	$3,031,225	$2,959,665	$2,869,680	$2,251,040
Commercial Bank Net Interest Margin	4.64%	4.38%	4.32%	3.99%	4.01%

Commercial Bank Net Interest Margin	Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024

Commercial Bank Net Interest Income	$100,855	$63,944
Average Interest Earning Assets	3,166,588	2,314,470
Less: Average Non-Commercial Bank Interest Earning Assets	135,146	247,905
Average Commercial Bank Interest Earning Assets	$3,031,442	$2,066,565
Commercial Bank Net Interest Margin	4.45%	4.13%

Commercial Bank Portfolio Loans Receivable Yield	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Portfolio Loans Receivable Interest Income	$60,610	$60,647	$58,453	$58,409	$49,886
Less: Credit Card Loan Income	15,387	14,116	14,148	15,022	15,137
Commercial Bank Portfolio Loans Receivable Interest Income	$45,223	$46,531	$44,305	$43,387	$34,749
Average Portfolio Loans Receivable	2,789,815	2,733,865	2,634,110	2,592,960	2,053,619
Less: Average Credit Card Loans	129,100	121,414	118,723	120,993	119,458
Total Commercial Bank Average Portfolio Loans Receivable	$2,660,715	$2,612,451	$2,515,387	$2,471,967	$1,934,161
Commercial Bank Portfolio Loans Receivable Yield	6.74%	7.14%	7.14%	6.98%	7.15%

Commercial Bank Portfolio Loans Receivable Yield	Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024

Portfolio Loans Receivable Interest Income	$179,710	$143,937
Less: Credit Card Loan Income	43,651	44,798
Commercial Bank Portfolio Loans Receivable Interest Income	$136,059	$99,139
Average Portfolio Loans Receivable	2,719,834	1,991,435
Less: Average Credit Card Loans	123,117	113,764
Total Commercial Bank Average Portfolio Loans Receivable	$2,596,717	$1,877,671
Commercial Bank Portfolio Loans Receivable Yield	7.01%	7.05%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net Income	$15,065	$13,136	$13,932	$7,533	$8,672
Add: Income Tax Expense	4,802	3,963	4,365	3,243	2,827
Add: Provision for Credit Losses	4,650	4,081	2,246	7,828	3,748
Add: Provision for Credit Losses on Unfunded Commitments	217	—	—	122	17
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$24,734	$21,180	$20,543	$18,726	$15,264

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024

Net Income	$42,133	$23,439
Add: Income Tax Expense	13,130	7,617
Add: Provision for Credit Losses	10,977	9,892
Add: Provision for Credit Losses on Unfunded Commitments	217	263
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$66,457	$41,211

Core PPNR	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net Income	$15,065	$13,136	$13,932	$7,533	$8,672
Add: Income Tax Expense	4,802	3,963	4,365	3,243	2,827
Add: Provision for Credit Losses	4,650	4,081	2,246	7,828	3,748
Add: Provision for Credit Losses on Unfunded Commitments	217	—	—	122	17
Add: Income from the Call of Brokered Time Deposits	(4,618)	—	—	—	—
Add: Merger-Related Expenses	697	1,398	1,266	2,615	520
Add: Non-Recurring Equity and Debt Investment Write-Down	—	—	—	2,620	—
Core PPNR	$20,813	$22,578	$21,809	$23,961	$15,784

Core PPNR	Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024

Net Income	$42,133	$23,439
Add: Income Tax Expense	13,130	7,617
Add: Provision for Credit Losses	10,977	9,892
Add: Provision for Credit Losses on Unfunded Commitments	217	263
Add: Income from the Call of Brokered Time Deposits	(4,618)	—
Add: Merger-Related Expenses	3,361	1,315
Core PPNR	$65,200	$42,526

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Allowance for Credit Losses	$53,045	$47,447	$48,454	$48,652	$31,925
Total Portfolio Loans	2,821,983	2,739,808	2,678,406	2,630,163	2,107,522
Allowance for Credit Losses to Total Portfolio Loans	1.88%	1.73%	1.81%	1.85%	1.51%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Allowance for Credit Losses	$53,045	$47,447	$48,454	$48,652	$31,925
Less: Credit Card Allowance for Credit Losses	7,413	6,762	5,905	6,402	7,339
Commercial Bank Allowance for Credit Losses	45,632	40,685	42,549	42,250	24,586
Total Portfolio Loans	2,821,983	2,739,808	2,678,406	2,630,163	2,107,522
Less: Gross Credit Card Loans	130,897	126,233	115,991	122,928	121,718
Commercial Bank Portfolio Loans	2,691,086	2,613,575	2,562,415	2,507,235	1,985,804
Commercial Bank Allowance for Credit Losses to Total Portfolio Loans	1.70%	1.56%	1.67%	1.70%	1.24%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Total Nonperforming Assets	$52,247	$36,167	$42,934	$30,241	$15,460
Total Assets	3,389,442	3,388,662	3,349,805	3,206,911	2,560,788
Nonperforming Assets to Total Assets	1.54%	1.07%	1.28%	0.94%	0.60%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Total Nonperforming Loans	$52,247	$36,167	$42,934	$30,241	$15,460
Total Portfolio Loans	2,821,983	2,739,808	2,678,406	2,630,163	2,107,522
Nonperforming Loans to Total Portfolio Loans	1.85%	1.32%	1.60%	1.15%	0.73%

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Total Net Charge-Offs	$2,476	$5,088	$2,444	$2,427	$2,655
Total Average Portfolio Loans	2,789,815	2,733,865	2,634,110	2,592,960	2,053,619
Net Charge-Offs to Average Portfolio Loans, Annualized	0.35%	0.75%	0.38%	0.37%	0.51%

Appendix

Reconciliation of Non-GAAP Measures

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Total Stockholders' Equity	$394,770	$380,035	$369,577	$355,139	$280,111
Less: Preferred Equity	—	—	—	—	—
Less: Intangible Assets	41,839	37,773	39,641	36,943	—
Tangible Common Equity	$352,931	$342,262	$329,936	$318,196	$280,111
Period End Shares Outstanding	16,589,241	16,581,990	16,657,168	16,662,626	13,917,891
Tangible Book Value per Share	$21.27	$20.64	$19.81	$19.10	$20.13

Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net Income	$15,065	$13,136	$13,932	$7,533	$8,672
Add: Intangible Amortization, Net of Tax	199	200	199	198	—
Net Tangible Income	$15,264	$13,336	$14,131	$7,731	$8,672
Average Equity	383,922	371,795	363,115	352,537	274,087
Less: Average Intangible Assets	37,715	39,534	36,896	22,890	—
Net Average Tangible Common Equity	$346,207	$332,261	$326,219	$329,647	$274,087
Return on Average Equity	15.57%	14.17%	15.56%	8.50%	12.59%
Return on Average Tangible Common Equity	17.49%	16.10%	17.57%	9.33%	12.59%

Return on Average Tangible Common Equity	Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024

Net Income	$42,133	$23,439
Add: Intangible Amortization, Net of Tax	599	—
Net Tangible Income	$42,732	$23,439
Average Equity	373,020	265,500
Less: Average Intangible Assets	38,051	—
Net Average Tangible Common Equity	$334,969	$265,500
Return on Average Equity	15.10%	11.79%
Return on Average Tangible Common Equity	17.06%	11.79%

Core Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net Income, as Adjusted	$12,151	$14,206	$14,896	$15,473	$9,229
Add: Intangible Amortization, Net of Tax	199	200	199	198	—
Core Net Tangible Income	$12,350	$14,406	$15,095	$15,671	$9,229
Core Return on Average Tangible Common Equity	14.15%	17.39%	18.77%	18.91%	13.40%

Core Return on Average Tangible Common Equity	Nine Months Ended
(in thousands)	September 30, 2025	September 30, 2024

Net Income, as Adjusted	$41,253	$24,596
Add: Intangible Amortization, Net of Tax	599	—
Core Net Tangible Income	$41,852	$24,596
Core Return on Average Tangible Common Equity	16.70%	12.37%

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the Washington, D.C., Baltimore, other Maryland markets, one bank branch in Fort Lauderdale, Florida, one bank branch in Chicago, Illinois and one bank branch in Raleigh, North Carolina. Capital Bancorp had assets of approximately $3.4 billion at September 30, 2025 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; geopolitical concerns, including acts or threats of terrorism and the ongoing wars in Ukraine and in the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; changes in U.S. trade policies, including the implementation of tariffs and other protectionist trade policies; the effects of federal government shutdowns, debt ceiling standoff, or other fiscal policy uncertainty; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them; climate change, and other catastrophic disasters; the effect of the IFH acquisition or any other acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations, including the planned growth of Windsor AdvantageTM; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Ed Barry (240) 283-1912
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com